Exhibit 10.17
TRANSLATION FOR REFERENCE ONLY

LOAN AGREEMENT

Between
Yuanming Li
And
HiSoft Technology (Dalian) Co., Ltd.
Dated as of January 23, 2008
Loan Agreement

TRANSLATION FOR REFERENCE ONLY
Loan Agreement

TRANSLATION FOR REFERENCE ONLY
LOAN AGREEMENT
This Loan Agreement (this “Agreement”) is entered into by and between the following parties in Dalian on January 23, 2008:
(1)	Yuanming Li, a PRC citizen with his ID Card No. being 21021119560326581x (the “Borrower”);

(2)	HiSoft Technology (Dalian) Co., Ltd., a wholly foreign owned enterprise incorporated under the laws of PRC, with its registered address at No. 33 Lixian Street, Dalian High-Tech Industrial Zone, Dalian, PRC (the “Lender”).
(In this Agreement, the above parties may be referred to individually as a “Party” and collectively as the “Parties.”)
WHEREAS,
1.	Dalian Haihui Sci-Tech Co., Ltd. (“Haihui Dalian”) is a company limited by shares incorporated under the laws of PRC, with its registered address at No. 35 Lixian Street, Dalian, PRC; as of the date of this Agreement, Yuanming Li is an existing shareholder of Haihui Dalian, holding 96% of the shares in Haihui Dalian;

2.	As of the date of this Agreement, Haihui Dalian independently promotes and operates Dalian Haihui Software Training Center (“Training Center”);

3.	The Borrower, the Lender, Haihui Dalian and HiSoft Technology International Limited (a company incorporated under the laws of Cayman Islands, the parent company of the Lender, hereinafter referred to as “HiSoft International”) executed the Binding Memorandum of Understanding (the “Memorandum”) on September 30, 2007, pursuant to which the Borrower and the other existing shareholders of Haihui Dalian will execute a share transfer agreement (the “Domestic Share Transfer Agreement”) with the transferees designated by the Lender; pursuant to the Domestic Share Transfer Agreement, the Borrower and the other existing shareholders of Haihui Dalian will transfer to the designated transferees all of their respective shares in Haihui Dalian (the “Proposed Domestic Share Transfer”), and the Borrower ensures that the parties designated by the Lender will become all the shareholders of Haihui Dalian after completion of the amendment registration with the relevant administration for industry and commerce; for this purpose, the Borrower, the other existing shareholders of Haihui Dalian and the parties designated by the Lender signed a share transfer agreement (the “Domestic Share Transfer Agreement”) on the date of this Agreement;

4.	Pursuant to the Memorandum, the Borrower has reached agreement with Haihui Dalian that subject to the Borrower’s due performance of other provisions in the Memorandum, Haihui Dalian agrees to change the promoter of the Training Center to the third party designated by the Lender, Dalian Borui Information Technology Co., Ltd. (i.e. “the Designated Third Party” under the Memorandum, hereinafter referred to as “Dalian Borui”, such change hereinafter referred to as the “Proposed Domestic Change”);

5.	Pursuant to the Memorandum, the Borrower has reached agreement with Haihui Dalian

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that Haihui Dalian will transfer to the third party designated by the Lender, Dalian Borui, 40% of the equity interest in JBDK held by Haihui Dalian (the “Proposed Offshore Change”); for this purpose, Dalian Borui, Yuanming Li, Haihui Dalian and HiSoft International signed a stock transfer agreement (the “Offshore Stock Transfer Agreement”) on the date of this Agreement;
6.	Pursuant to the Memorandum, Dalian Borui will purchase the building located at No. 35 Lixian Street, Dalian High-Tech Industrial Zone (with the property ownership certificate “Da Fang Quan Zheng Gao Zi No. 20020213”) and owned by Haihui Dalian; for this puprose, Dalian Borui and Haihui Dalian signed a building purchase agreement (the “Building Purchase Agreement”) and a land use right transfer agreement (the “Land Use Right Transfer Agreement”) on the date of this Agreement;

7.	Pursuant to the Memorandum, Dalian Borui will purchase an Audi A6 car (car plate number Liao B-CK006 and model number WAUZZZ4B53N) owned by Haihui Dalian; for this puprose, Dalian Borui and Haihui Dalian signed a vehicle purchase agreement (the “Vehicle Purchase Agreement”) on the date of this Agreement;

8.	For the purposes described in the paragraphs 3, 4, 5, 6 and 7 above, the Borrower has obtained necessary funding support from the Lender;

9.	On the date of this Agreement, the Borrower caused Kaiki Inc. to execute a deed of share charge (the “Deed of Share Charge”) with the Borrower and the Lender pursuant to the Borrower’s covenants under the Memorandum, and caused Kaiki Inc. to pledge 3,072,085 common shares in HiSoft International held by Kaiki to the Lender pursuant to the Deed of Share Charge, to provide guarantee for the Borrower’s performance of its repayment obligation hereunder.
In order to specify the rights and obligations of the Borrower and the Lender under the relevant loan arrangement, the Parties hereby agree as follows:
Article 1 Definitions
1.1	In this Agreement:

“Debts” means the outstanding amount under the loan;

“Effective Date” means the date on which the Parties hereto duly sign this Agreement;

“Loan” means the RMB loan extended by the Lender to the Borrower;

“China” or “PRC” means the People’s Republic of China, for the purpose of this Agreement, excluding Hong Kong, Macao and Taiwan.

“Repayment Notice” has the meaning set forth in Article 5.4 hereof; “Repayment Application” has the meaning set forth in Article 5.5 hereof; “Such Rights” has the meaning set forth in Article 10.5 hereof;

1.2	Certain terms referred in this Agreement shall have the following meanings:

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“Article” shall be interpreted as an article herein, unless the context otherwise stipulates;

“Taxes” shall be interpreted as to include taxes, fees, tariffs or other levies of the same nature (including, but not limited to, any penalty or interest in relation to the failure or delay in payment of such taxes);

“Borrower” and “Lender” shall be interpreted as to include the successors and transferees permitted by the Parties based on their respective interests.

1.3	Unless it is otherwise indicated, references to this Agreement or other agreement or document in this Agreement shall be interpreted as references to this Agreement, such agreement or document as have been amended, changed, replaced or supplemented, or as may be amended, changed, replaced or supplemented from time to time, as the case may be.

1.4	Unless the context otherwise requires, words importing the plural include the singular and vice versa.
Article 2 Amount and Interest Rate of the Loan
2.1	The Parties hereby confirm that the principal of the Loan to be extended by the Lender to the Borrower shall be Renminbi sixteen million five hundred and seventy three thousand two hundred and sixty (RMB16,573,260) in total.

2.2	The Loan hereunder bears an interest rate of zero, i.e. bears no interest.
Article 3 Purpose of the Loan
The Borrower shall use the Loan hereunder for the sole purpose as follows:
(1)	The total amount of RMB11,676,615 is to be funded for the payment by Dalian Borui to Haihui Dalian as the consideration of the Proposed Domestic Change, the building transfer price under the Building Purchase Agreement, the land use right transfer price under the Land Use Right Transfer Agreement, the vehicle transfer price under the Vehicle Purchase Agreement, and the payment of the stock transfer price under the Offshore Stock Transfer Agreement to Haihui Dalian by the third party designated by the Borrower;

(2)	The total amount of RMB4,896,645 is to be funded for the establishment of Dalian Borui and the subsequent operation of the Training Center.
Article 4 Withdrawal
4.1	The Loan hereunder shall be withdrawn by three installments as follows:

(1)	the first installment in the amount of RMB11,676,615, which shall be directly paid by the Lender to Haihui Dalian; at the same time when Haihui Dalian signs the receipt confirmation, the Borrower hereby confirms that it has received the amount in full on the date of this Agreement, i.e. RMB11,676,615;

(2)	the second installment in the amount of RMB3,000,000, which shall be paid by the Lender to the Borrower on the date of this Agreement;

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(3)	the last installment in the amount of RMB1,896,645, which shall be withdrawn by the Borrower only if the following conditions are satisfied or the Lender waives the following conditions:
(i)	the share transfer transaction under the Domestic Share Transfer Agreement has been completed, the Borrower and the other existing shareholders of Haihui Dalian have not breached such agreement, and the Lender’s designated parties have become all the shareholders of Haihui Dalian after the amendment registration with the relevant administration for industry and commerce;

(ii)	the Borrower has duly signed a written resignation letter to resign from Haihui Dalian, the Lender, the U.S. subsidiary and the Japan subsidiary as a director, and all other positions from other affiliates of HiSoft International (if applicable); the Lender, Haihui Dalian, the U.S. subsidiary, the Japan Subsidiary, and other affiliates of HiSoft International (if applicable) have adopted necessary board resolutions and shareholders resolutions with respect to such resignation;

(iii)	all Definitive Agreements defined under the Memorandum have been properly executed (unless otherwise agreed by the relevant parties).
The Borrower shall withdraw the last installment within one week after the abovementioned conditions are satisfied or the Lender waives such conditions.
Article 5 Repayment and Early Repayment
5.1	The repayment date hereunder shall be the expiration date of six (6) months after HiSoft International completes the first initial public offering and Kaiki Inc. can freely transfer the shares in HiSoft International held by it or the expiration date of three (3) years following the date of this Agreement (whichever is earlier).

5.2	The Borrower shall repay all Debts hereunder in one lump sum on the repayment date.

5.3	If the Borrower fails to repay all or part of the Debts hereunder after such Debts are due, it shall pay the Lender the liquidated damages with respect to such overdue payment from the second date following the repayment date, at the interest rate of the loan interest rate for the same period announced by the PRC People’s Bank plus two percent.

5.4	If the Borrower breaches any agreement under this Agreement or the Memorandum, at any time after the occurrence of such breach, the Lender may, at its absolute sole discretion, deliver a repayment notice (the “Repayment Notice”) to the Borrower thirty (30) days in advance to request the Borrower to repay part or all of the Debts.

5.5	The Borrower may repay part or all of the Debts ahead of schedule at any time.
Article 6 Taxes and Fees
All taxes and fees in relation to the Loan shall be respectively borne by the Lender and the Borrower pursuant to laws; if laws and regulations do not contain express provisions, each Party shall bear 50% of such taxes and fees.

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Article 7 Confidentiality
7.1	Whether this Agreement is terminated or not, the Borrower shall be obligated to keep confidential of (i) the execution, performance and contents of this Agreement, (ii) the trade secrets, proprietary information and client information of the Lender it becomes aware of or receives due to the execution and implementation of this Agreement (collectively, the “Confidential Information”). The Borrower may use such Confidential Information for the sole purpose of performing its obligations hereunder. Without the written consent of the Lender, the Borrower may not disclose such Confidential Information to any third party; otherwise, the Borrower shall bear the liabilities for breach of contract and indemnify the Lender against its losses.

7.2	Notwithstanding other provisions hereof, the validity of this Article 7 shall not be affected by the suspension or termination of this Agreement.
Article 8 Notices
8.1	Any notices, requests, demands and other communications required by this Agreement or made in accordance with this Agreement shall be delivered to relevant Parties in writing based on the following information:
If to the Borrower:
Address: No. 35 Lixian Street, High-Tech Industrial Zone, Dalian City (116023)

Attention: Yuanming Li

Facsimile: 0411-84792822
If to the Lender:
Address: No. 33 Lixian Street, High-Tech Industrial Zone, Dalian City (116023)

Attention: Xingjun Lin / Wei Zhang

Facsimile: 0411-84791350
8.2	The above notices or other communications shall be deemed to have been given upon sending if sent by facsimile, upon delivery if personally delivered, and three (3) days after mailing if sent by mail.
Article 9 Liabilities for Breach of Contract
9.1	Without prejudice to the Lender’s rights and remedies available under Article 5 hereof, the Borrower undertakes that if the Lender suffers or incurs any action, charge, claim, cost, damage, demand, fees, liabilities, loss and proceeding due to the Borrower’s violation of any of its obligations hereunder, the Borrower will fully indemnify and hold the Lender harmless.

9.2	Notwithstanding other provisions hereof, the validity of this article shall not be affected by the suspension or termination of this Agreement.

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Article 10 Miscellaneous
10.1	This Agreement shall be prepared in the Chinese language in four (4) original copies, with each Party holding two (2) copies.

10.2	Any dispute arising from this Agreement and in connection herewith shall be settled between the Parties through negotiation. Should the Parties fail to reach agreement within thirty (30) days after the occurrence of the dispute, such dispute shall be submitted to the China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in Beijing in accordance with the then effective arbitration rules of CIETAC. The arbitration tribunal shall consist of three (3) arbitrators familiar with applicable corporate and commercial legal affairs. One (1) arbitrator shall be appointed by the Borrower, one (1) arbitrator shall be appointed by the Lender and one (1) arbitrator shall be appointed by CIETAC chairman as jointly entrusted by the Parties in accordance with applicable CIETAC rules. The arbitral award shall be final and binding upon the Parties.

10.3	This Agreement and the Memorandum shall constitute the entire agreement between the Parties with respect to the loan arrangement between the Parties. Any intention, understanding, discussion, representation, guarantee, undertaking or covenant (whether express or implied, written or oral) made by a Party or its agent to the other Party or its agent with respect to the transactions hereunder shall be replaced by this Agreement and the Memorandum. If any transaction contemplated by the Memorandum, including the loan arrangement hereunder, is not completed by March 31, 2008, this Agreement shall be rescinded automatically and the Parties agree to take all necessary actions to cancel and revoke all completed or ongoing transactions, unless (i) the Parties otherwise agree in writing, (ii) the Memorandum otherwise expressly stipulates, or (iii) the parties to the Memorandum agree in writing to continue the loan arrangement hereunder.

10.4	Any rights, powers and remedies empowered to any Party by any provisions herein shall not preclude any other rights, powers and remedies enjoyed by such Party in accordance with laws and other provisions under this Agreement, and the exercise of its rights, powers and remedies by a Party shall not preclude its exercise of its other rights, powers and remedies.

10.5	Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (“Such Rights”) shall not lead to a waiver of Such Rights, and the waiver of any single or partial exercise of Such Rights shall not preclude such Party from exercising such rights in any other way and exercising the remaining part of Such Rights.

10.6	The headings of the Articles herein shall be used for reference only, and in no circumstances shall such headings be used in or affect the interpretation of the provisions hereof.

10.7	Each provision contained herein shall be severable and independent from any other provision, and if at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.

10.8	Any amendments or supplements to this Agreement shall be made in writing and shall take

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effect only when duly signed by the Parties to this Agreement.

10.9	The Borrower shall not assign any of its rights and/or obligations hereunder to any third party, without the prior written consent of the Lender; by notifying the Borrower, the Lender has the right to assign its rights and/or obligations hereunder to any third party designated by it.

10.10	This Agreement shall be binding on the legal successors of the Parties.
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Loan Agreement	7

TRANSLATION FOR REFERENCE ONLY
[Execution Page]
IN WITNESS WHEREOF, this Loan Agreement has been executed by the following Parties on the date and at the place first above written.

Yuanming Li
By:	/s/ Yuanming Li

HiSoft Technology (Dalian) Co., Ltd. [COMPANY SEAL]
By:	/s/ Loh Tiak Koon
	Name:	Loh Tiak Koon
	Title:	Legal Representative January 31, 2008

Loan Agreement Between HiSoft Dalian and Yuanming Li

TRANSLATION FOR REFERENCE ONLY

LOAN AGREEMENT

Between
Yuanming Li
And
HiSoft Technology (Dalian) Co., Ltd.
Dated as of January 23, 2008
Loan Agreement Between HiSoft Dalian and Yuanming Li

TRANSLATION FOR REFERENCE ONLY
LOAN AGREEMENT
This Loan Agreement (this “Agreement”) is entered into by and between the following parties in Dalian on January 23, 2008:
(3)	Yuanming Li, a PRC citizen with his ID Card No. being 21021119560326581x (the “Borrower”);

(4)	HiSoft Technology (Dalian) Co., Ltd., a limited liability company incorporated under the laws of PRC, with its legal address at No. 33 Lixian Street, Dalian High-Tech Industrial Zone, Dalian, PRC (the “Lender”).
(In this Agreement, the above parties may be referred to individually as a “Party” and collectively as the “Parties”.)
WHEREAS,
10.	Based on the terms and conditions of this Agreement, the Borrower borrows a loan from the Lender in a total amount of RMB83,339.24 to establish and operate Dalian Borui Information Technology Co., Ltd.;

11.	In order to specify the rights and obligations of the Borrower and the Lender under the aforesaid loan arrangement, the Parties hereby agree as follows:
Article 1 Definitions
1.5	In this Agreement:

“Effective Date” means the commencement date of the term of the loan hereunder, i.e. October 1, 2007;

“Loan” means the loan extended by the Lender to the Borrower under Article 2.1, in a principle amount of RMB83,339.24;

“Borrowing Term” has the meaning set forth in Article 4.1 hereof;

“Amounts” means the outstanding amounts unpaid by the Borrower under the Loan;

“China” or “PRC” means the People’s Republic of China, for the purpose of this Agreement, excluding Hong Kong, Macao and Taiwan.

1.6	Certain terms referred in this Agreement shall have the following meanings:

“Article” shall be interpreted as an article herein, unless the context otherwise stipulates;

“Taxes” shall be interpreted as to include taxes, fees, tariffs or other levies of the same nature (including, but not limited to, any penalty or interest in relation to the failure or delay in payment of such taxes);

“Borrower” and “Lender” shall be interpreted as to include the successors and transferees of the Parties.
Loan Agreement Between HiSoft Dalian and Yuanming Li

TRANSLATION FOR REFERENCE ONLY
1.7	Unless it is otherwise indicated, references to this Agreement or other agreement or document in this Agreement shall be interpreted as to references to this Agreement, such agreement or document as have been amended, changed, replaced or supplemented, or as may be amended, changed, replaced or supplemented from time to time, as the case may be.
Article 2 Loan
2.3	Based on the terms and conditions of this Agreement, the Lender agrees to provide, and has provided, the Borrower with the Loan with the total principal of RMB83,339.24.

The Borrower may use the Loan hereunder for the sole purpose of establishing and operating Dalian Borui Information Technology Co., Ltd. Without the prior written consent of the Lender, the Borrower may not use the Loan for any other purpose.

2.4	The Parties confirm that the Borrower will perform the repayment obligation and other obligations stipulated hereunder to the Lender pursuant to the provisions of this Agreement.
Article 3 Interest Rate
The Lender confirms that it will charge no interest on the Loan.
Article 4 Repayment
4.2	The Borrower shall repay all Amounts in one lump sum on the date of this Agreement. At the same time when the Borrower fully repays the Loan, the Lender shall sign a confirmation letter in the form attached hereto as Appendix 1 to confirm the aforesaid repayment.

4.3	The Borrower shall repay the relevant Amounts in cash.
Article 5 Taxes and Fees
All taxes and fees in relation to the Loan shall be borne by the Borrower.
Article 6 Confidentiality
6.1	Whether this Agreement is terminated or not, the Borrower shall be obligated to keep confidential of the trade secrets, proprietary information and client information of the Lender it becomes aware of or receives due to the signing and performance of this Agreement (collectively, the “Confidential Information”). The Borrower may use such Confidential Information for the sole purpose of performing its obligations hereunder. Without the written consent of the Lender, the Borrower may not disclose such Confidential Information to any third party; otherwise, the Borrower shall bear the liabilities for breach of contract and compensate the Lender for its losses.

6.2	The following information shall not be Confidential Information:
a)	any information previously acquired by the receiving party through legitimate manner as indicated by written evidence;
Loan Agreement Between HiSoft Dalian and Yuanming Li

TRANSLATION FOR REFERENCE ONLY
b)	any information available to the public not due to the fault of the receiving party; or

c)	information acquired by the receiving party from other legitimate channel after its receipt of the information.
6.3	After the termination of this Agreement, when required by the Lender, the Borrower shall return, destroy or otherwise dispose of all documents, materials or software containing the Confidential Information, and cease the use of such Confidential Information.

6.4	Notwithstanding other provisions provided herein, the validity of this Article 6 shall not be affected by the suspension or termination of this Agreement.
Article 7 Notices
7.3	Any notices, requests, demands and other communications required by this Agreement or made in accordance with this Agreement shall be delivered to relevant Parties in writing based on the following information:

If to the Borrower:
Address: No. 35 Lixian Street, High-Tech Industrial Zone, Dalian City (116023)

Attention: Yuanming Li

Facsimile: 0411-84792822
If to the Lender:
Address: No. 33 Lixian Street, High-Tech Industrial Zone, Dalian City (116023)

Attention: Wei Zhang

Facsimile: 0411-84791350
7.4	The above notices or other communications shall be deemed to have been given upon sending if sent by facsimile, upon delivery if personally delivered, and three (3) days after mailing if sent by mail.
Article 8 Liabilities for Breach of Contract
8.1	The Borrower undertakes that if the Lender suffers or incurs any action, charge, claim, cost, damage, demand, fees, liabilities, loss and proceeding due to the Borrower’s violation of any of its obligations hereunder, the Borrower will indemnify the Lender accordingly.

8.2	Notwithstanding other provisions hereof, the validity of this Article shall not be affected by the suspension or termination of this Agreement.
Article 9 Miscellaneous
9.1	This Agreement shall be formed after it is duly signed by the Parties; once formed, this Agreement shall take effect retrospectively from the Effective Date.
Loan Agreement Between HiSoft Dalian and Yuanming Li

TRANSLATION FOR REFERENCE ONLY
9.2	This Agreement shall be prepared in two (2) original copies, with each Party holding one (1) copy.

9.3	Any dispute or controversy in connection with this Agreement shall be submitted to the China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in Beijing in accordance with the then effective arbitration rules of CIETAC. The arbitration tribunal shall consist of three (3) arbitrators familiar with applicable corporate and commercial legal affairs. One (1) arbitrator shall be appointed by the Borrower, one (1) arbitrator shall be appointed by the Lender and one (1) arbitrator shall be appointed by CIETAC chairman as jointly entrusted by the Parties in accordance with applicable CIETAC rules. The arbitral award shall be final and binding upon the Parties.

9.4	Any rights, powers and remedies empowered to any Party by any provisions herein shall not preclude any other rights, powers and remedies enjoyed by such Party in accordance with laws and other provisions under this Agreement, and the exercise of its rights, powers and remedies by a Party shall not preclude its exercise of its other rights, powers and remedies.

9.5	Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (the “Party’s Rights”) shall not lead to a waiver of such Rights, and the waiver of any single or partial exercise of such Party’s Rights shall not preclude such Party from exercising such rights in any other way and exercising the remaining part of such Party’s Rights.

9.6	The headings of the Articles herein shall be used for reference only, and in no circumstances shall such headings be used in or affect the interpretation of the provisions hereof.

9.7	Each provision herein shall be severable and independent from any other provision, and if at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.

9.8	This Agreement shall replace all oral or written agreements, understanding and correspondence undertaken by the Parties previously with respect to the standard contents of this Agreement and its Appendixes. Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when duly signed by the Parties to this Agreement.

9.9	The Borrower shall not assign any of its rights and/or obligations hereunder to any third party, without the prior written consent of the Lender; by notifying the Borrower, the Lender has the right to assign its rights and/or obligations hereunder to any third party designated by it.

9.10	This Agreement shall be binding on the legal assignees or successors of the Parties.
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Loan Agreement Between HiSoft Dalian and Yuanming Li

TRANSLATION FOR REFERENCE ONLY
[Execution Page]
IN WITNESS WHEREOF, this Loan Agreement has been executed by the following Parties on the date and at the place first above written.

Yuanming Li
By:	/s/ Yuanming Li

HiSoft Technology (Dalian) Co., Ltd. [COMPANY SEAL]
By:	/s/ Loh Tiak Koon
	Name:	Loh Tiak Koon
	Title:	Legal Representative

Confidential	Execution Version

Appendix 1:

Confirmation Letter

Mr. Yuanming Li:
Our company and you entered into a Loan Agreement dated January 23, 2008. Our company hereby confirm that you, as the debtor, repay the loan of RMB83,339.24 under the above Loan Agreement on the date of this confirmation letter.

HiSoft Technology (Dalian) Co., Ltd. (Seal)
By
	Name:	Loh Tiak Koon
	Title:	Legal Representative

Appendix III of Share Transfer Agreement	12